NexTier Announces Completion of Acquisition of Alamo Pressure Pumping

HOUSTON, Texas (August 31, 2021) - NexTier Oilfield Solutions Inc. (NYSE: NEX) (“NexTier” or the “Company”) today announced the successful completion of the previously announced acquisition of all pressure pumping operations of Alamo Pressure Pumping, LLC (“Alamo”), fortifying its position as a leading Permian provider of low carbon well completion solutions.

“We are pleased to have Alamo join the NexTier team, which we expect to accelerate and magnify the impact of our low-cost, low-carbon strategy, solidify our market leadership position in next-generation technologies, and enhance long-term shareholder value,” said Mr. Robert Drummond, President and Chief Executive Officer of NexTier. “The consolidation of Alamo onto our existing platform of complimentary integrated solutions and proprietary digital operating system, positions us to deliver significant value to our customers and investors. We are excited to welcome our new colleagues and look forward to working alongside them to deliver leading service quality by executing safely, reliably and efficiently for our combined customer base.”

For additional information on the acquisition, please reference the Investor Presentation and Transaction Announcement Press Release issued on August 4, 2021, both available on NexTier’s investor relations website at https://investors.nextierofs.com/.
Advisors
King & Spalding LLP served as NexTier's legal advisor, while Piper Sandler & Co. served as its financial advisor. Kirkland & Ellis LLP served as legal advisor to Alamo.
About NexTier Oilfield Solutions
Headquartered in Houston, Texas, NexTier is an industry-leading U.S. land oilfield service company, with a diverse set of well completion and production services across the most active and demanding basins. Our integrated solutions approach delivers efficiency today, and our ongoing commitment to innovation helps our customers better address what is coming next. NexTier is differentiated through four points of distinction, including safety performance, efficiency, partnership and innovation. At NexTier, we believe in living our core values from the basin to the boardroom, and helping customers win by safely unlocking affordable, reliable and plentiful sources of energy.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words "believe," "continue," "could," "expect," "anticipate," "intends," "estimate," "forecast," "project," "should," "may," "will," "would" or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. Statements in this press release regarding NexTier, Alamo and the combined company that are forward-looking, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on NexTier's and Alamo's business and future financial and operating results, and the amount and timing of synergies from the proposed transaction are based on management's estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond NexTier's control. These factors and risks include, but are not limited to, (i) the competitive nature of the industry in which NexTier and Alamo conduct their business, including pricing pressures; (ii) the ability to meet rapid demand shifts; (iii) the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions; (iv) the ability to obtain or renew customer contracts and changes in customer requirements in the markets NexTier and Alamo serve; (v) the ability to identify, effect and integrate acquisitions, joint ventures or other transactions; (vi) the ability to protect and enforce intellectual property rights; (vii) the effect of environmental and other governmental regulations on NexTier and Alamo operations; (viii) the effect of a loss of, or interruption in operations of, one or more key suppliers, including resulting from inflation, COVID-19 resurgence, product defects, recalls or suspensions; (ix) the variability of crude oil and natural gas commodity prices; (x) the market price (including inflation) and availability of materials or equipment; (xi) the ability to obtain permits, approvals and authorizations from governmental and third parties; (xii) NexTier's and Alamo's ability to employ a sufficient number of skilled and qualified workers; (xiii) the level of, and obligations associated with, NexTier's and Alamo's indebtedness; (xiv) fluctuations in the market price of NexTier's stock; (xv) the duration (including resurgences), impact and severity of the COVID-19 pandemic and the response thereto, including the impact of social distancing, shelter-in-place or shutdowns of non-essential businesses and similar measures imposed or undertaken by governments, private businesses or others, and the possibility of increased inflation, travel restrictions, lodging shortages or other macro-economic challenges as the economy emerges from the COVID-19 pandemic; and (xv) other risk factors and additional information. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the effective integration of Alamo's businesses and the ability to achieve the anticipated synergies and value-creation contemplated by the transaction; unanticipated difficulties or expenditures relating to the transaction, the response or retention of customers and vendors as a result of the announcement and/or closing of the transaction; and the diversion of management time on transaction-related issues. For a more detailed discussion of such risks and other factors, see the Company's filings with the Securities and Exchange Commission (the "SEC"), including under the heading "Risk Factors" in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, available on the SEC website or www.NexTierOFS.com. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued "forward-looking statement" constitutes a reaffirmation of that statement.
Investor Contact:
Kenneth Pucheu
Executive Vice President - Chief Financial Officer

Marc Silverberg
Partner (ICR)
marc.silverberg@icrinc.com

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